                                                                    Exhibit 2.02

                              CERTIFICATE OF MERGER

                                       OF

                             SURETY HOLDINGS CORP.,
                              A FLORIDA CORPORATION

                                      INTO

                             SURETY HOLDINGS CORP.,
                             A DELAWARE CORPORATION

         The undersigned corporations, Surety Holdings Corp., a Delaware corporation,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                           STATE OF INCORPORATION
         ----                           ----------------------
Surety Holdings Corp.                         Florida
Surety Holdings Corp.                         Delaware


         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware and, the corresponding Section of the corporation law of Florida as applicable.

         THIRD: That the name of the surviving corporation of the merger is Surety Holdings Corp., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Surety Holdings Corp., a Delaware corporation, which is the corporation surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is attached hereto as Exhibit "A" and is on file at the principal place of business of the surviving corporation, the address of which is:

                 55-515 Hawi Road
                 Hawi, HI 96719

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         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                    Par Value
Corporation                Class       Number of Shares             per share
-----------                -----       ----------------             ---------
Surety Holdings Corp.,     Common      200,000,000                       .001
a Florida Corporation


         EIGHTH: That this Certificate of Merger shall be effective on filing.

                                                SURETY HOLDINGS CORP.,
                                                A Delaware Corporation

                                            By: /s/Yoshihiro Kamon
                                                --------------------------------
                                                YOSHIHIRO KAMON, Chairman of the
                                                Board of Directors


Date:    May 20, 1999

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                                   Exhibit "A"

                               AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated this 20th day of May, 1999, pursuant to
Section 252 of the General Corporation Law of Delaware, between Surety Holdings Corp., a Florida corporation and Surety Holdings Corp., a Delaware corporation.

         WITNESSETH that:

         WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

         NOW THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: Surety Holdings Corp., a Delaware corporation hereby merges into itself Surety Holdings Corp., a Florida corporation and said Surety Holdings Corp., a Florida corporation shall be and hereby is merged into Surety Holdings Corp., a Delaware corporation, which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of Surety Holdings Corp., a Delaware corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the "Certificate of Incorporation" of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

         (a) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this merger, and all rights in respect thereof shall forthwith be changed and converted into one share of common stock of the surviving corporation.

         (b) After the effective date of this merger, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of the stock of the
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merged corporation to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporation purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange has taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.

         FOURTH: The terms and conditions of the merger are as follows:

         (a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

         (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall; have been elected and qualified.

         (c) This merger shall become effective upon filing of a Certificate of Merger with the Secretary of State of Delaware.

         (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in, and devolve upon, the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the interest and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
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         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the date of filing the Agreement or Certificate of Merger with the Secretary of State, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the Chairman of the Board of Directors of each party hereto as the respective act, deed and agreement of each of said corporations.

                                   Surety Holdings Corp.,
                                   a Florida corporation

Date: May 20, 1999                 By: /s/  Yoshihiro Kamon
                                            YOSHIHIRO KAMON, Chairman of the
                                            Board of Directors


                                            Surety Holdings Corp.,
                                            a Delaware corporation

Date: May 20, 1999                 By: /s/  Yoshihiro Kamon
                                            YOSHIHIRO KAMON, Chairman of the
                                            Board of Directors